EXHIBIT 15.5

THE TELECOMMUNICATIONS BUSINESS LAW (TRANSLATION)

TELECOMMUNICATIONS BUSINESS ACT

Wholly amended By	1991· 8·10	Act No. 4394
Amended By	1991·12·14	Act No. 4439
Amended By	1991·12·14	Act No. 4441
Amended By	1995· 1· 5	Act No. 4861
Amended By	1995· 1· 5	Act No. 4903
Amended By	1996·12·30	Act No. 5220
Amended By	1997· 8·28	Act No. 5385
Amended By	1998· 9·17	Act No. 5564
Amended By	1999· 2· 8	Act No. 5835
Amended By	1999· 5·24	Act No. 5986
Amended By	2000· 1·28	Act No. 6230
Amended By	2001· 1· 8	Act No. 6346
Amended By	2001· 1·16	Act No. 6360
Amended By	2002· 1·14	Act No. 6602

Amended By	2002· 2· 4	Act No. 6656
Amended By	2002· 12· 26	Act No. 6822
Amended By	2004· 2· 9	Act No. 7165
Amended By Amended By	2005· 3· 31 2006. 3.24.	Act No. 7445 Act No. 7916

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the promotion of public welfare by encouraging sound development of telecommunications business and ensuring convenience to the users of telecommunications service through proper management of such business.

Article 2 (Definitions)

(1) For the purpose of this Act, <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998>

1. the term “telecommunications business operator” means a person who provides telecommunications service with holding a license or making a registration or report under this Act;

2. the term “user” means a person who has made a contract for the use of any telecommunications service with the telecommunications business operator in order to receive a provision of telecommunications service; and

3. the term “universal service” means the basic telecommunications service which any user may receive at reasonable fees anytime and anywhere.

(2) The terms used in this Act shall be the same as defined in the Framework Act on Telecommunications, except for those defined in paragraph (1) above.

Article 3 (Duty of Providing Services, etc.)

(1) A telecommunications business operator shall not refuse to provide any telecommunications service, without justifiable reasons.

(2) A telecommunications business operator shall guarantee the fairness, speediness and accuracy in performing his business.

(3) A fee for telecommunications service shall be reasonably fixed so as to ensure a smooth development of telecommunications business and to provide the users with convenient and diverse telecommunications services in the fair and inexpensive manner.

Article 3-2 (Universal Service)

(1) All telecommunications business operators shall have the obligation to provide universal service or to replenish the losses incurred by such provisions. <Amended by Act No. 6346, Jan. 8, 2001>

(2) The Minister of Information and Communication may, notwithstanding the provisions of paragraph (1), exempt the telecommunications business operator determined by the Ordinance of the Ministry of Information and Communication as a telecommunications business operator for whom an imposition of obligation under paragraph (1) is deemed inadequate in view of the peculiarity of telecommunications service, or the telecommunications business operator whose turnover of telecommunications service is less than the amount as determined by the Ordinance of the Ministry of Information and Communication within the limit of 1/100 of total turnover of the telecommunications services, from the relevant obligations. <Newly Inserted by Act No. 6346, Jan. 8, 2001>

(3) The details of universal service shall be determined in consideration of the following matters:

1. Level of the development of information and communications technology;

2. Level of the dissemination of telecommunications service;

3. Public interest and safety;

4. Promotion of social welfare; and

5. Acceleration of informationalization.

(4) Matters necessary for the details of universal service, designation of a business operator providing universal service, and compensation for losses incurred in the course of providing universal service and creation of relevant financial resources shall be prescribed by the Presidential Decree.

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

CHAPTER II TELECOMMUNICATIONS BUSINESS

SECTION 1 General Provisions

Article 4 (Classification, etc. of Telecommunications Business)

(1) The telecommunications businesses shall be classified into a key communications business, a specific communications business and a value-added communications business. <Amended by Act No. 5385, Aug. 28, 1997>

(2) The key communications business shall be the business to install telecommunications line facilities, and thereby provide telecommunications services such as telegraph and telephone service (hereinafter referred to as the “key telecommunications services”), whose types and contents are determined by the Ordinance of the Ministry of Information and Communication, in consideration of impacts on the public interest and national industries and the necessity for stable provision of services. <Amended by Act No. 5220, Dec. 30, 1996>

(3) The specific communications business shall correspond to one of the following subparagraphs: <Newly Inserted by Act No. 5385, Aug. 28, 1997>

1. Business which provides a key telecommunications service by making use of telecommunications line facilities, etc. of a person who has obtained a license for key communications business under Article 5 (hereinafter referred to as a “key communications business operator”); and

2. Business which installs the telecommunications facilities in the premises as determined by the Ordinance of the Ministry of Information and Communication, and provides a telecommunications service therein by making use of the said facilities.

(4) The value-added communications business shall be the business which leases telecommunications line facilities from a key communications business operator, and provides a telecommunications business service other than the key telecommunications services under paragraph (2) (hereinafter referred to as the “value-added communications service”). <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

SECTION 2 Key Communications Business

Article 5 (License, etc. of Key Communications Business Operator)

(1) A person who intends to run a key communications business shall obtain a license from the Minister of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

(2) The Minister of Information and Communication shall, in case where he intends to grant a license under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the Framework Act on Telecommunications: Provided, That this shall not apply to the licence of minor business as prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

(3) The Minister of Information and Communication shall, in granting a license under paragraph (1), comprehensively examine the matters falling under each of the following subparagraphs: <Amended by Act No. 5220, Dec. 30, 1996>

1. Propriety of the plans for providing the key telecommunications services;

2. Appropriateness of the size of telecommunications facilities;

3. Financial and technical capability;

4. Actual results of technical developments related to key telecommunications services to be provided;

5. Technical development plans related to key telecommunications services;

6. Support plans for technical developments for promoting telecommunications; and

7. Other necessary matters for the performance of business.

(4) The Minister of Information and Communication shall set forth the detailed examination criteria by examining item under paragraph (3), period for license and outline of application for license, and make a public announcement thereof. <Amended by Act No. 5220, Dec. 30, 1996>

(5) The Minister of Information and Communication may, in case where he grants a license for key communications business under paragraph (1), attach the conditions necessary for provision of services, or research and development, etc. for promotion of telecommunications industry. <Amended by Act No. 5220, Dec. 30, 1996>

(6) A person subject to a license under paragraph (1) shall be limited to a juristic person.

(7) Procedures for a license under paragraph (1) and other necessary matters shall be determined by the Ordinance of Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 5-2 (Reason for Disqualification for License)

Persons falling under each of the following subparagraphs shall not be entitled to obtain the license for a key communications business as referred to in Article 5:

1. The State or local governments:

2. Foreign governments or foreign corporations: and

3. Corporations whose stocks are owned by foreign governments or foreigners in excess of the restrictions on stock possessions as referred to in Article 6(1).

[This Article Newly Inserted by Act No. 7165, Feb 9, 2004]

Article 6 (Restrictions on Stock Possessions of Foreign Governments or Foreigners)

(1) The stocks of a key communications business operator (limited to the voting stocks, and including the stock equivalents with voting rights, such as stock depositary receipts, etc. and investment equities; hereinafter the same shall apply) shall not be owned in excess of 49/100 of the gross number of issued stocks, when adding up all of those owned by the foreign governments or foreigners.

(2) A corporation whose largest stockholder is a foreign government or a foreigner (including a specially-related person as referred to in sub-paragraph 3 of Article 36 of the Securities and Exchange Act; hereinafter the same shall apply), and when not less than 15/100 of the gross number of its issued stocks are owned by the said foreign government or foreigner (hereinafter referred to as the “fictitious corporation of foreigners”), it shall be regarded as a foreigner.

(3) A corporation that owns less than 1/100 of the gross number of stocks issued by a key communications business operator shall not be regarded as a foreigner, even if it is equipped with the requirements as referred to in paragraph (2).

[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]

Article 6-2 (Qualification Requirements for Officers)

(1) A person falling under any of the following subparagraphs shall not become an officer of a key communications business operator: <Amended by Act No. 5385, Aug. 28, 1997; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

1. A minor or a person who has been declared as incompetent or quasi-incompetent;

2. A person who has been declared bankrupt and not yet reinstated;

3. A person who has been sentenced to an imprisonment or heavier punishment for violations of this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion, etc. of Utilization of Information System, and for whom three years have not passed since the termination of execution of the sentence (including the case of deemed termination of execution) or the confirmation of non-execution of the sentence;

4. A person who has been sentenced to an imprisonment or heavier punishment for violations of this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion, etc. of Utilization of Information System, and who is in the period of suspended sentence;

5. A person who has been sentenced to a fine or heavier punishment for violations of this Act, the Framework Act on Telecommunications or the Act on Promotion, etc. of Utilization of Information System, and for whom three years have not passed since such sentence;

6. A person for whom three years have not passed since a revocation of his license under Article 15 (1), a revocation of his registration under Article 28 (1), or a receipt of an order for business closedown under paragraph (2) of the same Article. In this case, if it is a juristic person, it refers to the person who has committed an act causing a revocation of license or registration, or an order for business closedown, and the representative thereof.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

(2) If an officer falls into any of subparagraphs of paragraph (1) above or if it is found that an officer fell into any of those at the time of appointment, such officer shall resign from his/her office.

(3) Any action made by the officer who resigns pursuant to paragraph (2) above shall not be invalidated due to such resignation.

Article 6-3 (Examination of Public Interest Nature of Stock Acquisition, etc. by Key Communications Business Operator)

(1) The Public Interest Nature Examination Committee (hereinafter referred to as the “Committee”) shall be established in the Ministry of Information and Communication in order to make an examination regarding whether or not what falls under each of the following subparagraphs impedes the public interest as prescribed by the Presidential Decree (hereinafter referred to as the “examination of public interest nature”), such as the national safety guarantee and maintenance of public peace and order, etc.:

1. Where the principal comes to own not less than 15/100 of the gross number of stocks issued by a key communications business operator, when adding up those owned by the specially-related person as referred to in subparagraph 3 of Article 36 of the Securities and Exchange Act (hereinafter referred to as the “specially-related person”);

2. Where the largest stockholder of a key communications business operator is altered;

3. Where a key communications business operator or any stockholder of a key communications business operator concludes a contract for important management matters as prescribed by the Presidential Decree, such as the appointment and dismissal of executives and the transfer or takeover, etc. of business of the relevant key communications business operator, with a foreign government or a foreigner; and

4. Other cases as prescribed by the Presidential Decree, where there exists a change in the stockholders who have de facto management rights of a key communications business operator.

(2) Where a key communications business operator or any stockholder of a key communications business operator comes to fall under each of subparagraphs of paragraph (1), he shall file a report thereon with the Minister of Information and Communication within seven days from the time when such a fact took place.

(3) Where a key communications business operator or any stockholder of a key communications business operator is to come to fall under each of subparagraphs of paragraph (1), he may, prior to the said situation, request the Minister of Information and communication to make an examination as referred to in paragraph (1).

(4) Where the Minister of Information and Communication has received a report as referred to in paragraph (2) or a request for examination as referred to in paragraph (3), he shall refer it to the Committee.

(5) Where the Minister of Information and Communication judges that there exists a danger of impeding the public interests by the cases falling under each of subparagraphs of paragraph (1) in view of the result of examination as referred to in paragraph (1), he may order the alteration of contract detail and suspension of its implementation, the suspension of exercise of voting rights, or the sale of relevant stocks.

(6) The report as referred to in paragraph (2) or (3), or the scope of key communications business operators to be examined, the procedures for reports and examinations and other necessary matters shall be stipulated by the Ordinance of the Ministry of Information and Communication.

[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]

Article 6-4 (Composition and Operation, etc. of Public Interest Nature Examination Committee)

(1) The Committee shall consist of not less than five but not more than ten members including one Chairman.

(2) The Chairman shall be the Vice Minister of Information and Communication, and the members shall be the persons commissioned by the Chairman from among the public officials ranking Grade III or higher grade of related central administrative agencies as prescribed by the Presidential Decree, and those falling ender each of the following subparagraphs:

1. Persons having profound knowledge and experiences in the information and communications;

2. Persons recommended by the Governmental-contributed research institutes relating to the national safety guarantee and maintenance of public peace and order;

3. Persons recommended by the nonprofit non-governmental organizations as referred to in Article 2 of Assistance for Nonprofit Non- Governmental Organizations Act; and

4. Other persons deemed necessary by the Chairman.

(3) The Committee may conduct necessary investigations for the examination of public interest nature, or request the interested parties or the reference witnesses to provide the data. In such case, the relevant interested parties or the reference witnesses shall comply with it unless they have any justifiable reasons.

(4) Where the Committees deems it necessary, it may have the interested parties or the reference witnesses attend the Committee, and hear their opinions.

(5) Matters necessary for the organization or operation, etc. of the Committee shall be prescribed by the Presidential Decree.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 7 (restrictions, etc. on Stockholders of Excessive Possession)

(1) Where a Foreign Government or a foreigner has acquired the stocks in contravention of the provision of Article 6 (1), no voting rights shall be exercised for the stocks under the said excessive possession.

(2) The Minister of information and Communication may order the stockholder who has acquired stocks in contravention of the provisions of Article 6 (1), a key communications business operator wherein exists the said stockholder, or the stock-holder of the fictitious corporation of foreigners, to make corrections in the relevant matters, with specifying the period within the limit of six months.

(3) Persons subjected to the order for corrections as referred to in paragraph (2) shall make corrections in the relevant matters within the specified period.

(4) With regard to the stockholder in contravention of the provisions of Article 6 (1), a key communications business operator may refuse any renewals for the excessive portion in the register of the stockholders or of members.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004

Article 7-2 (Charge for Compelling Execution)

(1) Against the persons who were subjected to the order as referred to in Articles 6-3 (5) or 7 (2) (hereinafter referred to as the “corrective orders”) and has failed to comply with them within the specified period, the Minister of the Information and Communication may levy the charge for compelling the execution, In such case, the charge for compelling the execution leviable per day shall be not more than 3/1,000 of the purchase prices of relevant possessed stocks, but in the case not related with the stock possession, it shall be the amount not exceeding 100 million won.

(2) The period subject to a levy of the charge for compelling the execution as referred to in paragraph (1) shall be from the day next to the date of expiration of the period set in the corrective orders to the date of implementing the corrective orders. In such case, a levy of the day next to the expiration date of the period set in the corrective orders, except for the case where there exists a special reason.

(3) Provisions of the Article 37-2 (4) shall apply mutatis mutandis to the collection of the charge for compelling the execution.

(4) Matters necessary for the levy, payment, refund, etc. of the charge for compelling the execution shall be prescribed by the Presidential Decree.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 8 (Issuance of Stocks)

A key communications business operator shall, in a case of an issuance of stocks, issue the registered ones. <Amended by Act No. 4903, Jan. 5, 1995>

Article 9 (Obligation of Commencing Business)

(1) A key communications business operator shall install telecommunications facilities and commence business within the period as fixed by the Minister of Information and Communication. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

(2) The Minister of Information and Communication may, in case where the said business operator is unable to commence business within the period under paragraph (1) due to force majeure and other unavoidable reasons, extend the relevant period only once, upon an application of the key communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

(3) Deleted. <by Act No. 5564, Sep. 17, 1998>

Article 10 (Addition of Service and Modification of License)

(1) A key communications business operator shall, in case where he intends to additionally provide a key communications service other than that already licensed under Article 5, obtain a modified license for such change from the Minister of Information and Communication, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication: Provided, That where a key communications business operator who provides a telephone service intends to additionally provide a key communications service prescribed by the Ordinance of the Ministry of Information and Communication within the limit of not hampering a key communications service which is provided by making use of existing facilities, he shall make a report thereon to the Minister of Information and Communication.

(2) Where a key communications business operator intends to modify the important matters prescribed by the Ordinance of the Ministry of Information and Communication from among the matters licensed under Article 5, he shall obtain a modified license from the Minister of Information and Communication, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.

(3) The provisions of Articles 5 (5) and Article 9 shall be applicable mutatis mutandis to a modified license for change under paragraph (1). [This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]

Article 11 (Concurrent Operation of Business)

(1) A key communications business operator shall, in case where he intends to run a business other than the telecommunications, obtain approval from the Minister of Information and Communication: Provided, That this shall not apply to the business as prescribed by the Presidential Decree. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

(2) The Minister of Information and Communication shall grant approval under paragraph (1), in case where deemed that a key communications business operator is not likely to cause any impediments to the operation of telecommunications service by running a business under paragraph (1), and that it is required for the development of telecommunications. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

Article 12

Deleted. <by Act No. 5986, May 24, 1999>

Article 13 (Takeover of Business and Merger of Juristic Persons, etc.)

(1) A person who intends to take over the whole or part of a business of a key communications business operator or to merge with a juristic person which is a key communications business operator, or a key communications business operator intending to sell the telecommunications business operator intending to sell the telecommunications circuit installations necessary for providing a key communications service, shall obtain an authorization from the Minister of Information and Communication under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication. [Amended by Act No. 7165, Feb 9, 2004]

(2) Where a key communications business operator intends to establish a juristic person in order to provide a part of key communications services from among the plural key communications services licensed, he shall obtain approval from the Minister of Information and Communication, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.

(3) The Minister of Information and Communication shall, in case where he intends to grant authorization or approval under paragraph (1) or (2), comprehensively examine the matters falling under each of the following subparagraphs: <Newly Inserted by Act No. 6230, Jan. 28, 2000>

1. Appropriateness of financial and technical capability and business operational capability;

2. Appropriateness of management of resources for information and communications, such as frequencies and telecommunications numbers, etc.;

3. Impact on the competition of key communications business; and

4. Impact on the protection of users and the public interests.

(4) Matters necessary for the detailed examination standards by examination items and the examination procedures, etc. under paragraphs (3) shall be fixed and publicly announced by the Minister of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(5) A person who has taken over the business of a key communications business operator by obtaining an authorization under paragraph (1), or a juristic person surviving a merger or that established by a merger, or that established by obtaining an authorization under paragraph (2), shall succeed to the status which is related to a license of the relevant key communications business.

(6) The Minister of Information and Communication may, in case where he grants authorization or approval under paragraph (1) or (2), attach conditions required for fair competition and protection of users, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(7) The Minister of Information and Communication shall, in case where he intends to grant an authorization under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the Framework Act on Telecommunications, and consultation with the Fair Trade Commission. <Amended by Act No. 6230, Jan. 28, 2000>

(8) The provisions of Article 5-2 shall apply mutatis mutandis to an authorization under paragraph (1) and approval under paragraph (2). [Amended by Act No. 7165, Feb 9, 2004]

[This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]

Article 14 (Suspension, Closedown of Business or Dissolution of Juristic Persons, etc.)

(1) A key communications business operator shall, in case where he intends to suspend or discontinue the whole or part of a key communications business run by him, obtain approval from Minister of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

(2) The resolution for a dissolution of a juristic person which is a key communications business operator or all employee’s consent to such dissolution shall be subject to authorization from the Minister of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

(3) The Minister of Information and Communication shall, in case where an application for approval or authorization under paragraph (1) or (2) is made, and where deemed that suspension, discontinuance of relevant business or a dissolution of a juristic person is likely to hamper the public interests, not grant the relevant approval or authorization. <Amended by Act No. 5220, Dec. 30, 1996>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 15 (Cancellation of License, etc.)

(1) The Minister of Information and Communication may, in case where a key communications business operator falls under any of the following subparagraphs, cancel the relevant license or give an order to suspend the whole or part of business with fixing a period of no more than one year: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 6230, Jan. 28, 2000>

1. Where he has obtained a license by deceit and other illegal means;

2. Where he has failed to implement the conditions under Articles 5 (5) and 13 (6);

3. Where he has failed to observe the orders under Article 7 (2);

4. Where he has failed to commence business within the period under Article 9 (1) (in case of obtaining an extention of the period under Article 9 (2), the extended period);

5. Where he has failed to comply with the standardized use contract, that is authorized or reported under Article 29 (1); and

6. Where he has violated this Act (excluding the provisions of Articles 36-3 through 36-5), the Framework Act on Telecommunications, the Radio Waves Act, the Act on Promotion, etc. of Utilization of Information System, the Framework Act on Informationalization Promotion or the orders under these Acts.

(2) Criteria and procedures for the dispositions under paragraph (1) and other necessary matters shall be determined by the Ordinance of Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>

Article 16

Deleted. <by Act No. 5564, Sep. 17, 1998>

SECTION 3 Deleted.

Articles 17 and 18

Deleted. <by Act No. 4903, Jan. 5, 1995>

SECTION 4 Specific Communications Business and Value-Added Communications Business

Article 19 (Registration of Specific Communications Business Operator)

(1) A person who intends to operate a specific communications service shall register the following matters with the Minister of Information and Communication under the conditions as determined by the Ordinance of the Ministry of Information and Communication:

1. Financial and technical capability;

2. Plans for a user protection; and

3. Business plans, etc, and other matters as determined by the Ordinance of the Ministry of Information and Communication.

(2) The Minister of Information and Communication may, upon receipt of the registration of a specific communications business under paragraph (1), attach the conditions necessary for a provision of services or research and development for the promotion of telecommunications industry.

(3) A person subject to the registration of specific communications business under paragraph (1) shall be limited to a juristic person.

(4) Procedures and requirements for the registration under paragraph (1) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication.

[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]

Article 20

Deleted. <by Act No. 5986, May 24, 1999>

Article 21 (Report, etc. of Value-Added Communications Business Operator)

A person who intends to run a value-added communications business shall report to the Minister of Information and Communication, under the conditions as prescribed by the Presidential Decree: Provided, That this shall not apply to a case where a key communications business operator intends to run a value-added communications business. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 7445, March 31, 2005>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 22 (Modification of Registered or Reported Matters)

A person who has registered as a specific communications business operator under Article 19 (hereinafter referred to as a “specific communications business operator”) or who has made a report of a value-added communications business operator under Article 21 (hereinafter referred to as a “value-added communications business operator”) shall, when he intends to modify the matters as determined by the Ordinance of the Ministry of Information and Communication from among the relevant registered or reported matters, make in advance a modified registration or modified report to the Minister of Information and Communication, under the conditions as prescribed by the said Ordinance.

[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]

Article 23

Deleted. <by Act No. 4903, Jan. 5, 1995>

Articles 24 and 24-2

Deleted. <by Act No. 5986, May 24, 1999>

Article 25 (Transfer or Takeover, etc. of Business)

In case where there exists a transfer or takeover of the whole or part of a specific communications business or a value-added communications business, or a merger or succession of a juristic person which is a specific communications business operator or a value-added communications business operator, a person who has taken over the relevant business, the juristic person surviving the merger, the juristic person founded by the merger, or the successor shall make the report thereon to the Minister of Information and Communication, under the conditions as determined by the Ordinance of Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998>

Article 26 (Succession of Business)

In case where there have existed a transfer or takeover of a specific communications business or a value-added communications business, a merger of a juristic person which is a value-added communications business operator, or a succession of a value-added communications business, under Article 25, a person who has taken over the business, a juristic person surviving a merger, a juristic person founded by a merger or a successor shall succeed to the status of a former specific communications business operator or a value-added communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997>

Article 27 (Suspension or Closedown, etc. of Business)

(1) A specific communications business operator or a value-added communications business operator shall, in case where he intends to suspend or close down the whole or part of his business,

notify the relevant contents to the users of relevant services, and report thereon to the Minister of Information and Communication not later than thirty days prior to the slated date of the relevant suspension or closedown. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>

(2) Where a juristic person which is a specific communications business operator or a value-added communications business operator is dissolved for reasons other than a merger, a relevant liquidator (referred to a trustee in a bankruptcy, when it is dissolved by bankruptcy) shall report thereon without delay to the Minister of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>

Article 28 (Cancellation of Registration and Order for Closedown of Business)

(1) The Minister of Information and Communication may, when a specific communications business operator falls under any of the following subparagraphs, cancel his registration, or suspend his business by specifying the period of not more than one year: Provided, That when he falls under subparagraph 1, the Minister of Information and Communication shall cancel his registration: <Newly Inserted by Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001>

1. Where he makes a registration by deceit and other illegal means;

2. Where he fails to commence business within one year from the date on which a registration was made under Article 19 (1), or continually suspends business operation for not less than one year;

3. Where he fails to implement the conditions under Article 19 (2);

4. Deleted; <by Act No. 5986, May 24, 1999>

5. Where he fails to comply with an order for correction under Article 65 (1) without any justifiable reasons;

6. Where he fails to comply with an order under Article 7 (2) which applies mutatis mutandis under Article 6 (2) of the Addenda; and

7. Where he violates this Act (excluding the provisions of Articles 36-3 through 36-5), the Framework Act on Telecommunications, the Radio Waves Act, the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., or the Framework Act on Informatization Promotion, or any order issued under such Acts.

(2) The Minister of Information and Communication may, when a value-added communications business operator falls under any of the following subparagraphs, issue an order to him for a closedown of business or for a suspension of business by specifying a period of not more than one year: Provided, That where he falls under subparagraph 1, the said Minister shall issue an order to him for a closedown of business: <Amended by Act No. 4903, Jan 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001>

1. Where he makes a report by deceit and other illegal means;

2. Where he fails to commence the business within one year from the reporting date under Article 21, or suspend the business operation for not less than one year;

3. Deleted; <by Act No. 5986, May 24, 1999>

4. Where he fails to comply with a correction order under Article 65 (1) without any justifiable reasons; and

5. Where he violates this Act (excluding the provisions of Articles 36-3 and 36-5), the Framework Act on Telecommunications, the Radio Waves Act, the Act on the Promotion, etc. of Utilization of Information Communication Networks, the Framework Act on Informatization Promotion or any order issued under such Acts.

(3) Criteria and procedures for dispositions taken under paragraph (1) or (2) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>

CHAPTER III TELECOMMUNICATIONS SERVICE

Article 29 (Report, etc. of Standardized Use Contract)

(1) A key communications business operator shall set forth the fees and other terms for use by service with respect to the telecommunications service which he intends to provide (hereinafter referred to as the “standardized use contract”), and report thereon (including a modified report) to the Minister of Information and Communication: Provided, That in a case of a key communications service whose size of business and market share correspond to the standards as determined by the Ordinance of the Ministry of Information and Communication, it shall obtain an authorization of the Minister of Information and Communication (including a modified authorization). <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

(2) Deleted. <by Act No. 5385, Aug. 28, 1997>

(3) The Minister of Information and Communication shall authorize the standardized use contract under the proviso of paragraph (1), if it falls under the criteria of any of the following subparagraphs: <Amended by Act No. 5220, Dec. 30, 1996>

1. Fees for telecommunications service shall be proper, fair and reasonable;

2. Computing methods of telecommunications service fees shall be proper and definite;

3. Matters concerning the responsibility of key communications business operators and relevant users, cost-sharing methods concerning the installation work of telecommunications facilities and other works shall be proper and definite;

4. Forms of use of telecommunications line facilities by other telecommunications business operators or users shall not be unduly restricted;

5. Undue discriminatory treatments shall not be made to specific persons; and

6. Matters on securing the important communications under Article 55 shall be adequately considered.

(4) The Minister of Information and Communication may, when there exists any need for a key communications business operator to provide telecommunications service on a trial basis, grant a temporary authorization for a standardized use contract, notwithstanding the provisions of paragraph (1). <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>

(5) The standardized use contract under paragraph (1) shall be applicable with respect to use of telecommunications line facilities, in case where a specific communications business operator or a value-added communications business operator makes use of telecommunications line facilities of a key communications business operator. <Amended by Act No. 5385, Aug. 28, 1997>

Article 30 (Alteration, etc. of Standardized Use Contract)

(1) The Minister of Information and Communication may, after going through a deliberation by the Korea Communications Commission under Article 37 of the Framework Act on Telecommunications (hereinafter referred to as the “Korea Communications Commission”), order the telecommunications business operator to make alterations in the standardized use contract, with fixing a considerable period, in case where deemed that there exist obstructions to the advancement of the public interests as the standardized use contract by the telecommunications business operator becomes significantly unreasonable due to the fluctuations in the social or economic status. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

(2) A telecommunications business operator shall, in case where there exists an order for alterations under paragraph (1), make alterations in the relevant standardized use contract within the specified period.

Article 31

Deleted. <by Act No. 5986, May 24, 1999>

Article 32 (Reduction or Exemption of Fees)

A key communications business operator may reduce or exempt the fees for telecommunications service, under the conditions as prescribed by the Presidential Decree.

Article 32-2 (Restriction on Use by Others)

No person shall intermediate other’s communications or provide for other’s communications by making use of telecommunications services provided by a telecommunications business operator: Provided, That this shall not apply to any of the following cases:

1. If necessary to prevent, or rescue from, accident, or to secure transportation, communications and electricity and to maintain the public order under the national emergent circumstances;

2. If the telecommunications services are incidentally provided to the customers of the business other than a telecommunications business;

3. If the telecommunications services are used for the purpose of test of telecommunications equipment, such as telephones, etc., to be developed and sold;

4. If the telecommunications services are not repeatedly used by a third party; or

5. If necessary for public interest or if the use of telecommunications services does not interfere with the business of a telecommunications business operator, as prescribed by the Presidential Decree. [This Article Newly Inserted by Act No. 5220, Dec. 30, 1996; Amended by Act No. 6822, Dec. 26, 2002]

Article 32-3

Deleted. <by Act No. 6602, Jan. 14, 2002>

Article 32-4 (Use of Transmission or Line Equipments, etc.)

(1) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act may provide the transmission or line equipments or the cable broadcasting equipments possessed under the conditions as prescribed by the Presidential Decree to the key communications business operators. <Amended by Act No. 6346, Jan. 8, 2001>

(2) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act shall, when he intends to provide a value-added communications services by making use of the transmission or line equipments or cable broadcasting equipments, make a report thereon to the Minister of Information and Communication pursuant to Article 21. <Amended by Act No. 6346, Jan. 8, 2001>

(3) The provisions of Articles 33-5 through 37 and 38 shall be applicable mutatis mutandis to the transmission or line facilities or cable broadcasting facilities under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001>

(4) The provisions of Article 25 (2) through (6) of the Framework Act on Telecommunications shall be applicable mutatis mutandis to the offer of services under paragraph (2).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33 (Protection of Users)

(1) Deleted. <by Act No. 5986, May 24, 1999>

(2) A telecommunications business operator shall take a prompt measure on the reasonable opinions or dissatisfactions raised by the users with respect to the telecommunications service. In this case, if it is difficult to take a prompt measure, he shall notify the users of the reasons thereof and the schedule for measures.

(3) Compensations for the damages incurred by the occurrence of reasons causing the opinions or dissatisfactions under paragraph (2) and by the delay of relevant measures shall be made pursuant to Article 33-2. <Amended by Act No. 5220, Dec. 30, 1996>

Article 33-2 (Compensation for Damages)

A telecommunications business operator shall make compensations when he inflicts any damages on the users in the course of providing telecommunications services: Provided, That if such damages are the results of force majeure, or of intent or negligence of the users, the relevant liability for compensations shall be reduced or exempted.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-3 (Request for Ruling and Compensation Procedures for Damages)

(1) In a case of making a compensation for damages under Article 33-2, a consultation shall be made with the recipient of compensations for damages.

(2) If a consultation on the compensations for damages under paragraph (1) has not been made or is unable to be made, the parties concerned may request the Korea Communications Commission for a ruling.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996; Amended by Act No. 6822, Dec. 26, 2002]

CHAPTER IV PROMOTION OF COMPETITION AMONG THE TELECOMMUNICATIONS SERVICES

Article 33-4 (Promotion of Competition)

The Minister of Information and Communication shall exert efforts to construct an efficient competition system and to promote fair competitive environments, in the telecommunications services.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-5 (Provision of Telecommunications Facilities)

(1) A key communications business operator may, upon receipt of a request for the provision of telecommunications facilities from other key communications business operator, provide the telecommunications facilities by concluding an agreement with him.

(2) A key communications business operator falling under any of the following subparagraphs shall, upon receipt of a request under paragraph (1), provide the telecommunications facilities by concluding an agreement, notwithstanding the provisions of paragraph (1): <Newly Inserted by Act No. 6346, Jan. 8, 2001>

1. A key communications business operator who possesses the equipments which are indispensable for other telecommunications business operators in providing the telecommunications services; and

2. A key communications business operator whose business scale and market shares, etc. of key telecommunications services are equivalent to the criteria as determined by the Ordinance of the Ministry of Information and Communication.

(3) The Minister of Information and Communication shall set forth and publicly notify the scope of telecommunications facilities, the conditions, procedures and methods for the provision of facilities, and the standards for calculation of prices under paragraphs (1) and (2). In this case, the scope of telecommunications facilities to be provided under paragraph (2) shall be determined in view of the demand for telecommunications facilities by the key communications business operators falling under each subparagraph of the same paragraph. <Amended by Act No. 6346, Jan. 8, 2001>

(4) A key communications business operator in receipt of provisions of the telecommunications facilities may install the apparatus enhancing the efficiency of the relevant facilities, within the limit necessary for the provision of the licensed telecommunications services.

(5) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (3). <Amended by Act No. 6346, Jan. 8, 2001>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-6 (Joint Utilization of Subscriber’s Lines)

(1) A key communications business operator shall, in case where other telecommunications business operators as determined and publicly noticed by the Minister of Information and Communication have made a request for a joint utilization with respect to the lines installed in the section from the exchange facilities directly connected with the users to the users (hereafter in this Article, referred to as the “subscriber’s lines”), allow it.

(2) The Minister of Information and Communication shall set forth and publicly notify the scope of joint utilization of the subscriber’s lines under paragraph (1), its conditions, procedures and methods, and the standards for calculation of prices.

(3) The Minister of Information and Communication shall, in case where he intends to set forth the criteria under paragraph (2), go through the deliberation of the Korea Communications Commission.

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 33-7 (Joint Utilization of Radio Communications Facilities)

(1) A key communications business operator may, upon receipt of a request for the joint utilization of radio communications facilities (hereinafter referred to as the “joint utilization”) from other key communications business operators, allow it by concluding an agreement. In this case, the prices for the joint utilization among the key communications business operators as set forth and publicly notified by the Minister of Information and Communication shall be computed and settled accounts by a fair and reasonable means.

(2) The key communications business operators as determined and publicly notified by the Minister of Information and Communication shall, upon receipt of a request for the joint utilization from other key communications business operators as determined and publicly notified by the Minister of Information and Communication, allow it by concluding an agreement, notwithstanding the provisions of paragraph (1), in order to enhance the efficiency of the telecommunications business and to protect the users.

(3) The Minister of Information and Communication shall set forth and publicly notify the standard for computing the prices for joint utilization under the latter part of paragraph (1) and its procedures and payment methods, etc., and the scope of joint utilization under paragraph (2), its conditions, procedures and methods, and the computation of prices, etc.

(4) The Minister of Information and Communication shall, in case where he intends to set forth the criteria under paragraph (3), go through in advance the deliberation of the Korea Communications Commission.

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 34 (Interconnection)

(1) A telecommunications business operator may allow the interconnection by concluding an agreement, upon a request from other telecommunications business operators for an interconnection of telecommunications facilities.

(2) The Minister of Information and Communication shall set forth and publicly notify the scope of interconnections of telecommunications facilities, the conditions, procedures and methods, and the standards for calculation of prices under paragraph (1).

(3) Notwithstanding the provisions of paragraphs (1) and (2), the key communication business operators falling under any of the following subparagraphs shall allow the interconnection by concluding an agreement, upon receipt of a request under paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key telecommunications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.

(4) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (2).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-2 (Prices of Interconnection)

(1) Prices for using the interconnection shall be calculated by a fair and proper means and deducted from each other’s accounts. The detailed standards for such calculation, their procedures and methods shall be governed by the standards of Article 34 (2).

(2) A key communications business operator may deduct the prices for interconnection from each other’s accounts under the conditions as prescribed by the standards under Article 34 (2), if he suffers any disadvantages due to the causes of no liability on his part, in the method of interconnection, the quality of connected conversations, or the provision of information required for interconnection, etc.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-3 (Joint Use, etc. of Telecommunications Facilities)

(1) A key communications business operator may allow an access to or a joint use of the telecommunications equipment or facilities by concluding an agreement, upon receipt of a request from other telecommunications business operators for an access to or a joint use of the telecommunications equipment or facilities such as pipes, cables, poles, or stations of the relevant key communications business operator, for the establishment or operation of facilities required for interconnection of telecommunications facilities.

(2) The Minister of Information and Communication shall set forth, and make a public notice of, the scope, conditions, procedures and methods for an access to or a joint use of telecommunications equipment or facilities, and the standards for computation of prices under paragraph (1).

(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall allow an access to or a joint use of the telecommunications equipment or facilities under paragraph (1) by concluding an agreement, upon a receipt of request under paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key telecommunications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.

(4) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (2).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-4 (Provision of Information)

(1) A key communications business operator may provide requested information by concluding an agreement, upon a receipt of request from other telecommunications business operators for a provision of information related to technological information or the user’s personal matters which are required for a provision of telecommunications facilities, interconnection, or joint use, etc. and imposition and collection of fees and a guide to the telecommunications number. <Amended by Act No. 5385, Aug. 28, 1997>

(2) The Minister of Information and Communication shall set forth, and make a public notice of, the scope, conditions, procedures and methods for a provision of information, and the standards for computation of prices under paragraph (1).

(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall provide the requested information by concluding an agreement, upon a receipt of request under paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key communications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.

(4) A key communications business operator under paragraph (3) shall set forth the technical standards required for a use by other telecommunications business operators or users by means of a connection of a monitor and other telecommunications equipment on the relevant telecommunications facilities, the standards for use and provision, and other standards required for a creation of fair competitive environments, and make a public notice thereof by obtaining approval from the Minister of Information and Communication.

(5) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, when determining the standards under paragraph (2), or granting approval under paragraph (4).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-5 (Prohibition of Information Diversion)

(1) A telecommunications business operator shall not divulge any information concerning an individual user which has been obtained due to a provision of his own service, a provision of telecommunications facilities, or an interconnection: Provided, That the same shall not apply, when there exists the consent of the principal or the case under a lawful procedure pursuant to the provisions of the Acts.

(2) A telecommunications business operator shall use the information obtained under Article 34-4 within the context of purposes thereof, and may not use it unjustly, or provide it to the third parties.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-6 (Report, etc. of Agreement on Interconnection, etc.)

(1) A key communications business operator shall conclude an agreement under Articles 33-5 (1) and (2), the former part of 33-7 (1), 34 (1), 34-3 (1) or 34-4 (1) and report it to the Korea Communications Commission within ninety days unless there exist any special reasons, upon receipt of a request from other telecommunications business operators for a provision or joint utilization of telecommunications facilities, an interconnection, a joint use or a provision of information. The same applies in the case of a change or abolition of the agreement. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002>

(2) Notwithstanding the provision of paragraph (1), in a case of the agreement in which a key communications business operator under the latter part of Article 33-7 (1) and (2), Articles 34 (3), 34-3 (3) and 34-4 (3) is a party concerned, an authorization of the Korea Communications Commission shall be obtained. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002>

(3) The agreement under paragraphs (1) and (2) shall meet the standards which are publicly notified by the Minister of Information and Communication under Article 33-5 (3), 33-7 (3), 34 (2), 34-3 (2), or 34-4 (2). <Amended by Act No. 6346, Jan. 8, 2001>

(4) The Korea Communications Commission may, upon receipt of a request for an authorization under paragraph (2), order the relevant supplement with fixing a period, if such supplement is required. <Amended by Act No. 6822, Dec. 26, 2002>

(5) The agreement under Articles 34-3 (1) and 34-4 (1) may be concluded by an inclusion in the agreement under Article 34 (1).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 35 (Application for Ruling, etc.)

(1) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling under Article 40-2 of the Framework Act on Telecommunications, when the agreement between the telecommunications business operators on a provision and joint utilization of telecommunications facilities, an interconnection, or a joint use, etc. or a furnishing of information is not concluded within the period specified by Article 34-6 (1) or is unable to be concluded. <Amended by Act No. 6346, Jan. 8, 2001>

(2) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling with the contents of an implementation of the agreement or a compensation for damages, when the damages occur due to the non-performance of the agreement concerning a provision and joint utilization of telecommunications facilities, an interconnection, a joint use, etc. or a furnishing of information, on the part of other telecommunications business operators. <Amended by Act No. 6346, Jan. 8, 2001>

(3) through (5) Deleted. <by Act No. 5564, Sep. 17, 1998>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36 (Telecommunications Number, etc.)

(1) The Minister of Information and Communication shall formulate and enforce the management plan for telecommunications number, in order to make an efficient provision of telecommunications service, and the promotion of user’s convenience and of the environments of fair competition among telecommunications business operators.

(2) The Minister of Information and Communication shall, when he has formulated the plans under paragraph (1), make a public notice thereof. This shall also apply to any alterations in the established plan.

(3) A telecommunications business operator shall observe the matters publicly noticed under paragraph (2).

(4) Where the Minister of Information and Communication intends to formulate or change the management plan for the telecommunications number under paragraph (1), he shall go in advance through a deliberation by the Korea Communications Commission. <Newly Inserted by Act No. 5564, Sep. 17, 1998>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-2 (Accounting Adjustment)

(1) A key communications business operator shall adjust the accounting, prepare a business report for the preceding year by the end of March every year, and submit it to the Minister of Information and Communication, under the conditions as determined by the Ordinance of the Korea Communications Commission , and keep the related books and authoritative documents. <Amended by Act No. 6822, Dec. 26, 2002>

(2) The Minister of Information and Communication shall, when he intends to determine the matters of accounting adjustments under paragraph (1), go in advance through a deliberation by the Korea Communications Commission and a consultation with the Minister of Finance and Economy. <Amended by Act No. 5564, Sep. 17, 1998>

(3) The Korea Communications Commission may validate the contents of business report submitted by the key communications business operators under paragraph (1).. <Amended by Act No. 6822, Dec. 26, 2002>

(4) The Korea Communications Commission may, in case where deemed necessary for a validation under paragraph (3), order the key communications business operators to submit the related data, or carry out an investigation for a confirmation of facts. <Amended by Act No. 6822, Dec. 26, 2002>

(5) When the Korea Communications Commission completes the validation of the contents of business report under paragraph (3), the Korea Communications Commission shall notify the Minister of Information and Communication of the results of such validation. < Newly Inserted by Act No. 6822, Dec. 26, 2002>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-3 (Prohibited Acts)

(1) A telecommunications business operator shall not commit any of the following acts (hereinafter referred to as “prohibited acts”) which hamper, or are likely to hamper, fair competitions and the users’ interests, or have other telecommunications business operators or the third parties commit these acts: <Amended by Act No. 5986, May 24, 1999; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002>

1. Acts of unfair discriminations in a provision and joint utilization of telecommunications facilities, an interconnection, a joint application or use, etc. or a provision of information, etc. or acts of unfairly refusing a conclusion of agreement, or acts of non-performance of the concluded agreement without any justifiable reasons;

2. Acts of unfairly diverting the information of other telecommunications business operators to his own business activities, which have been known to him in the course of a provision and joint utilization of telecommunications facilities, an interconnection, a joint application or use, etc. and a provision of information, etc.;

3. Acts of computing the fees for a use of telecommunications services, or the prices for a provision and joint utilization of telecommunications facilities, an interconnection, a joint application or use, etc. or a provision of information, by unfairly itemizing the expenses or revenues; and

4. Acts of providing the telecommunications services in a manner different from the standardized use contract, or acts of providing the telecommunications services in a manner which significantly hampers the profits of users.

(2) If a person representing a telecommunications business operator by contract for the singing of agreement with the users, etc. (including the change of such agreement) commits any acts of subparagraph 4 of paragraph (1) or the act in violation of Article 36-4 (1) through (6) the telecommunications business operator shall be deemed to do so and the provisions of Articles 37 and 37-2 shall apply to the telecommunications business operator. Provided that, it shall not apply the case where the telecommunications business operator takes reasonable actions to prevent such prohibited acts. <Amended by Act No. 6822, Dec. 26, 2002>

(3) The types and standards of prohibited acts shall be determined by the Presidential Decree. <Amended by Act No. 6822, Dec. 26, 2002>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-4(Prohibition of Granting Subsidy on Purchasing Price of Handsets)

(1) If a telecommunication business operator is allotted a frequency in accordance with Article 11 or 12 of the Radio Waves Act and provides a key communications service, it shall be prohibited to provide subsidy (i.e., including selling at a price lower than the original purchase price, cash grant, subsidy on subscription fee or provision of other economic benefits; hereinafter referred to as “Subsidy”) for the purchase price of handsets necessary for the use of the service; provided, however, that the foregoing does not apply to the following cases:

1.	In case of the Subsidy granted to a user whose subscription term of the key communications service provided by the same telecommunication business operator is 18 months or longer as of the date of the Subsidy; provided, however, that this exception is available only for once within 2 years from the date of Subsidy; or

2.	In case of the Subsidy provided by a telecommunication business operator whose began the key telecommunications service less than 6 years ago.

(2) A telecommunication business operator that is to provide the Subsidy to purchase prices of handsets in accordance with the exception provision in Paragraph (1) above, shall decide the standard and limit, etc. of the Subsidy (hereinafter referred to in this Article as “Subsidy Standard”), report such Subsidy Standard to the Minster of Information and Telecommunication in at least 30 days’ advance of the date of enforcement of the Subsidy Standard, include it in the service agreement conspicuously, and may not grant the Subsidy differently as from the Standard reported nor may enforce the Subsidy before 30 days have passed since the date of report.

(3) The telecommunication business operator shall post the Subsidy Standard at its business place or the business place of an agent who represents, in accordance with a contract, the telecommunication business operator in entering into agreements with users, etc., in order for the users to be aware thereof, shall notify the users of any changes thereof that are disadvantageous to the uses in 30 days’ advance of the enforcement of the changes, and shall inform the users, upon the users’ request, of the actual amount available for the Subsidy decided on a basis of the users’ subscription term, subscription history, and the Subsidy Standard.

(4) The telecommunication business operator may not discriminate, without due reasons, the users who have previously entered into the subscription agreement and the users who are to newly enter into the subscription agreement, with respect to the Subsidy.

(5) A registered specific communication business operator who provides a key communications service by use of the telecommunications line facilities of a key communication business operator, shall comply with the Subsidy Standard of the relevant key telecommunication business operator, and may not provide subsidy in excess of the Subsidy Standard applicable to the users, to which the same Subsidy Standard would apply.

(6) The telecommunication business operator shall for a certain period of time mange the information as to the timing of the users’ entering into the subscription agreement and the Subsidy,

etc., shall provide, upon request of the Telecommunication Committee’s or other telecommunication business operator authorized by the users, the information necessary to confirm whether the person who received or is to receive the Subsidy falls within one of the Sub-paragraphs of Paragraph (1) above, and shall not withhold or delay the request without due reasons nor shall provide false information.

(7) The Minister of Information and Telecommunication shall decide and post the calculation method of the subscription term provided in Paragraph (1), Sub-paragraph (i), the matters as to the notice of the Subsidy Standard, and the notice of changed Subsidy Standard that is disadvantageous to the users and the relevant subscription term provided in Paragraph (3), and the specific scope and term of the information management and the method of its provision, etc. provided in Paragraph (6).

Article 36-5 (Investigation, etc. of Facts)

(1) The Korea Communications Commission may, in case where deemed by a report or acknowledgement that there has been the acts conducted pursuant to Article 36-3 or the act in violation of Articles 36-4 (1) through (6), have its public officials conduct an investigation required for it. <Amended by Act No. 6822, Dec. 26, 2002>

(2) The Korea Communications Commission may, where required for the investigation under paragraph (1), order a telecommunications business operator to submit the necessary data or articles, and have its public official visit an office and business place of a telecommunications business operator or a business place of a person who is entrusted with the affairs of a telecommunications business operator, and investigate the books, documents, other data or articles, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6822, Dec. 26, 2002>

(3) A person who investigates by visiting the offices or workplaces of the telecommunications business operators, or the workplaces of the persons handling, under an entrustment, the business of telecommunications business operators, under paragraph (2) shall carry a certificate indicating the authority, and present it to the persons concerned. <Amended by Act No. 5564, Sep. 17, 1998>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 37 (Measures on Prohibited Acts)

(1) The Korea Communications Commission may order the following measures upon the telecommunications business operators when it is recognized that the act under Article 36-3 (1) or the act in violation of Article 36-4 (1) through (6) has taken place: <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 7445, March 31, 2005>

1. Separation of the supply system of telecommunications service;

2. Change of internal accounting regulations, etc. concerning telecommunications service;

3. Disclosure of information concerning telecommunications service;

4. Conclusion, performance or change of contents of the agreement between the telecommunications business operators;

5. Change of the standardized use contract and the articles of incorporation of the telecommunications business operators;

6. Suspension of prohibited acts;

7. Public announcement of a fact of receiving a correction order due to committing the prohibited acts;

8. Measures necessary for restoring the violated matters due to the prohibited acts to their original status, such as the removal of telecommunications facilities which have caused the prohibited acts; and

9. Reform of procedures for conduct of business related to telecommunications services;

10. Other matters necessary for the measures referred to in subparagraphs 1 through 9 above, as determined by the Presidential Decree.

(2) The telecommunications business operators shall carry out an order of the Korea Communications Commission under paragraph (1) within the period specified by the Presidential Decree: Provided, That the said Minister may extend the relevant period only once, if it is deemed that the telecommunications business operators are unable to carry out the order within the specified period due to natural disasters and other unavoidable causes. <Amended by Act No. 6822, Dec. 26, 2002>

(3) The Korea Communications Commission shall, before ordering the measures under paragraph (1), notify the parties concerned of the content of relevant measures, and provide them with an opportunity to make a statement within a specified period, and may hear, where deemed necessary, the opinions of the interested parties: Provided, That this shall not apply when the parties concerned fail to respond without any justifiable reasons. <Amended by Act No. 6822, Dec. 26, 2002>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 37-2 (Imposition, etc. of Penalty Surcharge on Prohibited Acts)

(1) The Korea Communications Commission may, in case where there exists the act under Article 36-3 (1) or the act in violation of Articles 36-4 (1) through (6), impose a penalty surcharge equal to not less than 3/100 of the turnover as prescribed by the Presidential Decree on the relevant telecommunications business operators: Provided, That where there is no turnover or it is difficult to calculate the turnover as prescribed by the Presidential Decree, he may impose the penalty surcharge not exceeding one billion won. <Amended by Act No. 6822, Dec. 26, 2002>

(2) The classifications of offenses subject to the imposition of a penalty surcharge under paragraph (1), the upper limit of the penalty surcharge on such offenses, and other necessary matters shall be prescribed by the Presidential Decree.

(3) The Korea Communications Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so within a payment deadline, collect an additional due equivalent to 6/100 per year, with respect to the penalty surcharge in arrears, from the day following the expiry of such payment deadline. <Newly Inserted by Act No. 6230, Jan. 28, 2000> <Amended by Act No. 6822, Dec. 26, 2002>

(4) The Korea Communications Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so by the payment deadline, demand him to pay it with fixing a period, and if he fails to pay the penalty surcharge and an additional due under paragraph (3) within the fixed period, collect them according to the example of a disposition taken to collect the national taxes in arrears. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

Article 37-3 (Relations with Other Acts)

In case where a measure is taken under Article 37 or a penalty surcharge is imposed under Article 37-2 against the acts of a telecommunications business operator under any subparagraph of Article 36-3 (1) or in violation of Articles 36-4 (1) through (6), a corrective measure or an imposition of penalty surcharge under the Monopoly Regulation and Fair Trade Act shall not be made under the same grounds against the same acts of the relevant business operator. <Amended by Act No. 6230, Jan. 28, 2000>

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

Article 38 (Compensation for Damages)

In case where a correction measure has been taken under Article 37 (1), a person who is damaged by the prohibited act may claim for compensation against the telecommunications business operator who conducted the prohibited act, and the relevant telecommunications business operator may not shirk liability unless he can prove that there was no malicious intention or negligence.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 38-2 (Quality Improvement of Telecommunications Services)

(1) A telecommunications business operator shall endeavor to make a quality improvement of the telecommunications services he provides.

(2) The Minister of Information and Communication shall devise the required policy measures, such as an evaluation of quality of the telecommunications services, in order to improve a quality of telecommunications services and to enhance the conveniences of users.

(3) The Minister of Information and Communication may order the telecommunications business operator to furnish data necessary for an evaluation of quality of the telecommunications services, etc. under paragraph (2).

[This Article Newly Inserted by Act No. 6230, Jan. 28, 2000]

Article 38-3 (Prior Selection Systems)

(1) The Minister of Information and Communication shall perform the systems in which the users may select in advance the telecommunications business operator from whom they desire to receive the telecommunications service (hereinafter referred to as the “prior selection systems”). In this case, the telecommunications service shall refer to the telecommunications service as determined by the Ordinance of the Ministry of Information and Communication from among the same telecommunications service provided by the plural number of telecommunications business operators.

(2) The telecommunications business operator shall not force the users to select in advance a specified telecommunications business operator, or commit the acts to recommend or induce by unlawful means.

(3) The Minister of Information and Communication may, for the purpose of performing the prior selection systems efficiently and neutrally, designate the specialized institutes performing the registration or alteration affairs of the prior selection (hereinafter referred to as the “prior selection registration center”).

(4) The Minister of Information and Communication shall determine and publicly notify the matters necessary for performing the prior selection systems and for the designation of the prior selection registration center and the method of dealing with its affairs, etc., by going through the deliberation of the Korea Communications Commission.

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 38-4 (Mobility of Numbers)

(1) The Minister of Information and Communication may, in order to have the users to be able to maintain the previous telecommunications numbers despite of the changes of the telecommunications business operators, etc., devise and perform the plans for mobility of telecommunications numbers (hereafter in this Article, referred to as the “plans for mobility of numbers”).

(2) The plans for mobility of numbers shall contain the contents falling under any of the following subparagraphs:

1. Kinds of services subject to the mobility of telecommunications numbers;

2. Time for introduction by service subject to the mobility of telecommunications numbers; and

3. Matters on sharing the expenses required for the performance of mobility of telecommunications numbers by telecommunications business operator.

(3) The Minister of Information and Communication may, in order to perform the plans for mobility of numbers, order the relevant telecommunications business operators to take the necessary measures.

(4) The Minister of Information and Communication shall, in case where he devises or alters the plans for mobility of numbers, go in advance through the deliberation of the Korea Communications Commission.

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

(5) The Minister of Information and Communication may designate a specialized agency to perform the duties of registration, change, etc. of numbers (hereafter referred to as the “numbers mobility administration agency”) in order to efficiently and fairly carry out the mobility of numbers. <Newly Inserted by Act No. 6822, Dec. 26, 2002>

(6) Matters regarding the performance of the mobility of numbers, designation of the numbers mobility administration agency and its handling of duties, etc. shall be determined and publicly notified by the Minister of Information and Communication through the deliberation of the Korea Communications Commission. <Newly Inserted by Act No. 6822, Dec. 26, 2002>

Article 38-5 (Restrictions, etc. on Mutual Possession of Stocks)

(1) Where a key communications business operator falling under Article 34(3) 1 or 2 (including the specially-related persons) possesses in excess of 5/100 of the gross number of voting stocks issued by the mutually different key communications business operators, shall not be allowed to exercise any voting rights with regard to the stocks in excess of the relevant ceiling.

(2) Provisions of paragraph (1) shall not apply to the relation of possessions between a key communications business operator falling under Article 34(3) 1 or 2 and the key communications business operator established by the said key communications business operator by becoming the largest stockholder.

[This Article Newly Inserted by Act No. 7165, Feb 9, 2004]

Article 38-6 (Provision of Number Guidance Service)

(1) The telecommunications business operator shall provide an information service of guiding the general public to the telecommunications numbers of the users by means of voice, booklets or Internet, etc. (hereinafter referred to as the “number guidance service”) by obtaining a consent of the users; Provided, That the same shall not apply to the minor business determined and publicly announced by the Minister of Information and communication by taking account of the numbers of the users and the turnovers, etc.

(2) Matters necessary for a provision of the number guidance service as referred to in paragraph (1) maybe stipulated by the Ordinance of the Ministry of Information and Communication.

[This Article Newly Inserted by Act No. 7165, Feb 9, 2004]

CHAPTER V INSTALLATION AND PRESERVATION OF TELECOMUNICATIONS FACILITIES

Article 39 (Use of Land, etc.)

(1) A key communications business operator may, when necessary for the installation of line tracks, aerial lines and the appurtenant facilities to be available for telecommunications service (hereinafter referred to as the “line tracks, etc.”), make use of others’ land, or buildings and structures appurtenant thereto, and surface and bottom of the water (hereinafter referred to as the “land, etc.”). In this case, a key communications business operator shall make a consultation with owners or possessors of the relevant land, etc. in advance.

(2) Where a consultation under paragraph (1) is not or may not be made, a key communications business operator may use the land, etc. owned by others, pursuant to the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor. <Amended by Act No. 6656, Feb. 4, 2002>

(3) Deleted. <by Act No. 5986, May 24, 1999>

Article 40 (Temporary Use of Land, etc.)

(1) A key communications business operator may, when necessary for the measurement of line tracks, etc. and the installation or preservation works of the telecommunications facilities, temporarily use the private, national or public telecommunications facilities, and the land, etc., within the limit of not substantially impeding a current use.

(2) A key communications business operator shall, when intending to temporarily use the private, national or public property under paragraph (1), notify the possessors, in advance, of the purposes and period of such use: Provided, That in case where it is difficult to make a prior notification, a prompt notification shall be made during or after its use, and in case where such notification may not be made due to an obscurity of address and whereabout of possessors, a public notice thereof shall be made.

(3) The temporary period of use of the land, etc. under paragraph (1) shall not exceed six months.

(4) A person who temporarily uses the private, national or public telecommuication facilities or the land, etc. under paragraph (1) shall carry the certificate indicating the authority, and present it to the persons related.

Article 41 (Entry to Land, etc.)

(1) A key communications business operator may enter others’ land, etc., when necessary for a measurement, examination, etc., for the installation and preservation of his telecommunications facilities: Provided, That in case where the place intended for such entry is a residential building, a consent from residents shall be obtained.

(2) The provisions of Article 40 (2) and (4) shall be applied mutatis mutandis to the entry into the private, national or public land, etc., by those engaged in a measurement or examination, etc. under paragraph (1).

Article 42 (Request for Elimination of Obstacles, etc.)

(1) A key communications business operator may request the owners or possessors of gas pipes, water pipes, drain pipes, electric lamp lines, electricity lines or private telecommunications facilities, which impede or are likely to impede the installation of line tracks, etc. or telecommunications facilities themselves (hereinafter referred to as the “obstacles, etc.”), for the removal, remodeling, repair and other measures with respect to the relevant obstacles, etc.

(2) A key communications business operator may request the owners or possessors to remove the plants, when they may impede or are likely to impede the installation or maintenance of line tracks, etc. or telecommunications themselves.

(3) A key communications business operator may, when the owners or possessors of the plants do not comply with the request under paragraph (2) or there exist any other unavoidable reasons, fell or transplant the relevant plants by obtaining permission from the Minister of Information and Communication. In this case, a prompt notification shall be made to the owners or possessors of the relevant plants. <Amended by Act No. 5220, Dec. 30, 1996>

(4) The owners or possessors of the obstacles, etc., which impede or are likely to impede the telecommunications facilities of a key communications business operator, shall make a consultation in advance with a key communications business operator, when they are in need of a new construction, enlargement, improvement, removal or alteration of the relevant obstacles, etc.

Article 43 (Utilization of Transportation Facilities)

(1) A key communications business operator may, when necessary for establishing a radio-wave station to be provided for the telecommunications service, utilize the private, national or public vessels, airplanes and other transportation facilities, or may make in advance a consultation with the owners or possessors on a special supply or a provision of facilities needed for such establishment, and make use of them.

(2) The provisions of Articles 40 (2) and 44 shall be applied mutatis mutandis to the case of paragraph (1).

Article 44 (Obligation for Restoration to Original State)

A key communications business operator shall restore the relevant land, etc. to its original state, when a use of the land, etc. under Articles 39 and 40 is finished or a need of providing the land, etc. for telecommunications service is gone, and in case where a restoration to the original state becomes impossible, make a proper compensation for damages suffered by the owners or possessors.

Article 45 (Compensation for Damages)

A key communications business operator shall, in case of incurring damages on others in case of Article 40 (1), 41 (1) or 42, make a proper compensation to the suffered person.

Article 46 (Compensation for Actual Expenses)

(1) A key telecommunications business operator shall, in case where a special supply or a provision of facilities necessary for establishing a radio-wave station to be provided for telecommunications service has been provided by the owners or possessors of the vessels, airplanes and other transportation facilities under Article 43 (1), make a compensation for the actual expenses thereof.

(2) The provisions of Article 33 (3) shall apply to the request for ruling and compensation procedures for actual expenses under paragraph (1). <Newly Inserted by Act No. 6822, Dec. 26, 2002>

Article 47 (Procedures for Compensation for Damages on Land, etc.)

(1) A consultation with the suffered party shall be made, in case where a compensation under Article 44 or 45 is made due to a use of or an entry into the land, etc., a removal of the obstacles, etc., or an impossibility of restoration to the original state under Article 40 (1), 41 (1), 42 or 44.

(2) When a consultation under paragraph (1) is not or unable to be made, an application for adjudications shall be filed with the competent Land Expropriation Commission under the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor. <Amended by Act No. 6656, Feb. 4, 2002>

(3) Except for those as otherwise prescribed by this Act, the provisions of the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor shall be applied mutatis mutandis to the criteria, methods and procedures regarding a compensation for damages, etc. to the land, etc. under paragraph (1), and an application for adjudications under paragraph (2). <Amended by Act No. 6656, Feb. 4, 2002>.

Articles 48 and 49

Deleted. <by Act No. 5986, May 24, 1999>

Article 50 (Protection of Telecommunications Facilities)

(1) No person shall destruct the telecommunications facilities, and obstruct the flow of telecommunications by impeding the function of telecommunications facilities by means of having other objects contact them or by any other devices.

(2) No person shall stain the telecommunications facilities or damage the measurement marks of the telecommunications facilities by means of throwing objects to the telecommunications facilities or fastening an animal, vessel or a log raft thereto.

Article 51 (Moving of Facilities, etc.)

(1) The owners or possessors of the land, etc. may, in case where the telecommunications facilities of a key communications business operator have become an obstacle to a use of the land, etc. due to changes in the purpose of use or in the methods of using the land, etc. where such facilities are located, or the land adjacent to it, request a key communications business operator to move the telecommunications facilities, and take other measures necessary for removing the obstacles.

(2) A key communications business operator shall, upon receipt of a request under paragraph (1), take necessary measures, except for the cases where such measures are difficult to be taken for a business performance or technologies.

(3) Expenses necessary for the measures under paragraph (2) shall be borne by the requester: Provided, That they may be reduced or exempted under the conditions as prescribed by the Presidential Decree.

Article 52 (Cooperation of Other Organizations, etc.)

A key communications business operator may ask the related public agencies for a cooperation, in case where the operation of vehicles, vessels, airplanes and other carriers for the installation and preservation of his telecommunications facilities. In this case, the public agency in receipt of a request for cooperation shall comply with it, unless there exist any justifiable reasons.

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 53 (Prohibition of Unlawful Communication)

(1) A person in use of telecommunications shall not commit any of the following acts:<Amended by Act No. 6822, Dec. 26, 2002>

1. Telecommunications activities of distributing, selling, leasing or displaying lewd symbol, words, sound, pictures or image;

2. Telecommunications activities of distributing fact or fiction in order to defame other person;

3. Telecommunications activities of repeatedly sending symbol, words, sound, pictures or image, which are likely to cause horror or uneasiness;

4. Telecommunications activities of damaging, changing or forging the information and communication system, data, program, etc., or interfering with the operation thereof without justifiable reason;

5. Telecommunications activities of providing the media materials harmful to juveniles for business profit without performing the obligations, such as affirmation of age of the counter party, indication, etc. under the Juvenile Protection Act;

6. Speculative telecommunications activities prohibited by the laws;

7. Telecommunications activities of disclosing the information classified as secret by the laws or other national confidential information;

8. Telecommunications activities prohibited by the National Security Act; or

9. Telecommunications activities for, or of directing or aiding, crime.

(2) The Minister of Information and Communication may order a telecommunications business operator to refuse, suspend or restrict the communication under paragraph (1) through the deliberation of the Korea Communications Commission. Provided that, for the acts of subparagraph 2 or 3 of paragraph (1), such order cannot be given if dissented by the person who suffers damages therefrom, and for the acts of subparagraphs 7 through 9 of paragraph (1), such order can be given only when requested by the head of a central administrative agency. <Amended by Act No. 6822, Dec. 26, 2002>

(3) The Minister of Information and Communication shall give the opportunity to present their opinion to the telecommunications business operator and the user concerned subject to the order under paragraph (2). Provided that, it shall not apply in any of the following instances: <Amended by Act No. 6822, Dec. 26, 2002>

1. If there is need to take urgent action for the public safety or interest;

2. If it is difficult, or clearly unnecessary, to hear such opinion, as set forth by the Presidential Decree; or

3. If the telecommunications business operator and the user concerned indicate their intent to waive the opportunity of presentment of their opinion.

<Amended by Act No. 5220, Dec. 30, 1996>

Article 53-2 (Information Communication Ethics Committee)

(1) For the purpose of creating the healthy information culture and promoting good use environment of telecommunications, the Information Communication Ethics Committee (hereinafter referred to as the “Committee”) shall be established. <Amended by Act No. 6822, Dec. 26, 2002>

(2) The Committee shall be composed of the members no less than eleven, but no more than fifteen, including the chairman.

(3) The members shall be commissioned by the Minister of Information and Communication from among those engaged in the academic circle, legal circle, users’ organization and business circles related to the information communication. In such case, the Minister of Information and Communication shall commission the members from among those engaged in the legal circle and the users’ organization such that each number of such members from such circle and organization shall be 1/5 or more of the total number of members. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 6822, Dec. 26, 2002>

(4) The Committee shall execute the following tasks: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 6822, Dec. 26, 2002>

1. Presentation of fundamental principles on information communication ethics;

2. Deliberation of information as prescribed by this Act and the Presidential Decree from among those disclosed and circulated to the public through telecommunications line, and a request for correction thereof;

3. Recommendation to devise a countermeasure for making the information sound, which are circulated through telecommunications line;

4. Operation of a center for reporting on the information unlawful or harmful to juveniles;

5. Activities necessary for a promotion of healthy information culture; and

6. Other matters entrusted by the Minister of Information and Communication with respect to the activation of the distribution of sound information.

(5) Matters necessary for organization and operation of the Committee shall be determined by the Presidential Decree.

(6) The State may grant a subsidy for the expenses required for a operation of the Committee within the limit of its budget. [This Article Newly Inserted by Act No. 4903, Jan. 5, 1995]

Article 54 (Protection of Communication Secrecy)

(1) No person shall infringe on or divulge the secrecy of communication dealt with by telecommunications business operator.

(2) A person who is or has been engaged in the telecommunications service shall not divulge others’ secrecy obtained with respect to communication while in office.

(3) A telecommunications business operator may, when a court, prosecutor or the head of an investigating authority (including a military investigating agency; hereinafter the same shall apply) or the head of an intelligence and investigating agency asks him for a perusal or submission of the data (hereinafter referred to as “supply of communication data”) concerning the followings, under the necessity of gathering information for the purpose of conducting court hearing or investigations or of executing a sentence, and of preventing harms to the national security, comply with such requests. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

1. Name of user;

2. Resident registration number of user;

3. Address of user;

4. Telephone number of user;

5. ID (user’s identification code to distinguish the proper user of computer system or communication network); and

6. Date of entry or termination of user.

(4) The request for supply of communication data under paragraph (3) shall be made in writing (hereinafter referred to as a “written request for data supply”), which states a reason for such request, relation with the relevant user and the scope of necessary data: Provided, That where an urgent reason exists that makes a request in writing impossible, such request may be made without resorting to writing, and when such reason disappears, a written request for data supply shall be promptly filed with the telecommunications business operator. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(5) A telecommunications business operator shall, where he has supplied the communication data pursuant to the procedures of paragraphs (3) and (4), keep the ledgers as prescribed by the Ordinance of the Ministry of Information and Communication, which contain necessary matters such as the facts of supplies of communication data, and the related data such as the written requests for data supply, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(6) A telecommunications business operator shall report, to the Minister of Information and Communication, twice a year the current status, etc. of supplying the communication data, under the conditions as prescribed by the Presidential Decree, and the Minister of Information and Communication may check whether the content of a report made by a telecommunications business operator is authentic and the management status of related data under paragraph (5). <Amended by Act No. 6230, Jan. 28, 2000>

(7) A telecommunications business operator shall, under the conditions as prescribed by the Ordinance of the Minister of Information and Communication, notify the contents entered in the ledgers under paragraph (5) to the head of a central administrative agency whereto a person requesting supply of communication data under paragraph (3) belongs. Provided that, if a person requesting supply of communication data is a court, a telecommunications business operator shall notify the Director of the Court Administration Office of such contents. <Newly Inserted by Act No. 6230, Jan. 28, 2000> (Amended by Act No. 6822, Dec. 26, 2002>

(8) A telecommunications business operator shall establish and operate a setup in full charge of the affairs related to the users’ communication secrets; and the matters concerning the function and composition, etc. of the relevant setup shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(9) Matters necessary for the scope of persons holding the decisive power on the written requests filed with the telecommunications business operators under paragraph (4) shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

Article 54-2 (Notice of Transmitter’s Telephone Number)

(1) The telecommunications business operator may, upon request from the recipient, notify him of the transmitter’s telephone number, etc. under the conditions as determined by the Ordinance of the Ministry of Information and Communication: Provided, That this shall not apply to the case where the transmitter expresses his content to refuse the transmission of his telephone number, etc.

(2) The telecommunications business operator may, in case where the recipient requests and where determined by the Ordinance of the Ministry of Information and Communication from among the telephone services with the special numbers, notify the recipient of the transmitter’s telephone number, etc. under the conditions as determined by the Ordinance of the Ministry of Information and Communication in order to protect the recipients from the violent languages, intimidations, jestings, etc., notwithstanding the proviso of paragraph (1).

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 55 (Restriction and Suspension of Business)

The Minister of Information and Communication may order the telecommunications business operators to restrict or suspend the whole or part of telecommunications service under the conditions as prescribed by the Presidential Decree, when there occurs or is likely to occur a national emergency of war, incident, natural calamity, or that corresponding to them, or when other unavoidable causes exist, and when necessary for securing important communications. <Amended by Act No. 5220, Dec. 30, 1996>

Article 56

Deleted. <by Act No. 5220, Dec. 30, 1996>

Articles 57 and 58

Deleted. <by Act No. 5986, May 24, 1999>

Article 59 (Approval for International Telecommunications Services)

(1) When there exist special provisions in the treaties or agreements on international telecommunications business joined by the Government, those provisions shall govern.

(2) A telecommunications business operator shall, where he intends to conclude an agreement or a contract with a foreign government or a foreigner with respect to the adjustments of fees following the handling of international telecommunications services (excluding the case of a value-added communications business operator) and other international telecommunications business as prescribed by the Presidential Decree, obtain approval from the Minister of Information and Communication under the conditions as prescribed by the Presidential Decree. The same shall apply to the case where he intends to alter or abolish such agreement or contract. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000>

(3) Standards for approving an agreement or a contract with respect to fees on the handling of international telecommunications services shall be determined and publicly announced by the Minister of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

Article 59-2 (Transboundary Provision of Key Telecommunications Services)

(1) A person, who intends to provide key telecommunications service from abroad into the homeland without establishing a domestic business place (hereinafter referred to as the “transboundary provision of key telecommunications services”), shall conclude a contract on transboundary provision of key telecommunications services with a domestic key communications business operator or a specific communications business operator who provides the same key telecommunications service.

(2) The provisions of Articles 29, 30, 33 through 33-3, 36-3 through 37, 38, 53 through 55, 62 and 65 shall apply mutatis mutandis to the provision of services as determined in a contract by a key communications business operator or a specific communications business operator who has concluded the contract under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999>

(3) Where a person, who intends to provide a transboundary key telecommunications service under paragraph (1), or a key communications business operator or a specific communications business operator, who has concluded a contract with him, violates the relevant provisions which applies mutatis mutandis under paragraph (2), the Minister of Information and Communication may cancel approval under Article 59 (2), or issue an order to suspend a transboundary provision of the whole or part of key telecommunications services as determined in the relevant contract, with fixing a period of less than one year.

(4) Criteria and procedures for dispositions under paragraph (3) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication.

[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]

Article 60

Deleted. <by Act No. 5220, Dec. 30, 1996> <Deleted by Act No. 6822, Dec. 26, 2002>

Article 62 (Report, etc. on Statistics)

(1) A telecommunications business operator shall report the statistics on a provision of telecommunications service as prescribed by the Ordinance of the Ministry of Information and Communication, such as a current status of facilities by telecommunications service, subscription record, current status of users, and the data related to telephone traffic required for the imposition and collection of fees, to the Minister of Information and Communication under the conditions as determined by the Ordinance of the Ministry of Information and Communication, and keep the related data available. <Amended by Act No. 5220, Dec. 30, 1996>

(2) A key communications business operator and stockholders thereof, or the specific communications business operator and stockholders thereof shall submit the related data necessary for a verification of the facts of Article 6, pursuant to the provisions of the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5986, May 24, 1999; Act No. 7165, Feb 9, 2004>

(3) The Minister of Information and Communication may, in order to verify the facts under paragraph (2), or to examine the genuineness of the data submitted, request the administrative agencies and other related agencies to examine the data submitted or to submit the related data. In this case, the agencies in receipt of such request shall accede thereto unless there exist any justifiable reasons. <Amended by Act No. 5220, Dec. 30, 1996>

Article 63 (Hearing)

The Minister of Information and Communication shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing:

1. Cancellation of license for a key communications business operator under Article 15 (1);

2. Cancellation of registration of a specific communications business or closedown of a value-added communications business under Article 28 (1) and (2); and

3. Cancellation of approval under Article 59-2 (3).

[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]

Article 64 (Imposition, etc. of Penalty Surcharge)

(1) The Minister of Information and Communication may impose a penalty surcharge in the amount equivalent to 3% or less of the revenue to be calculated as set forth by the Presidential Decree in lieu of a relevant business suspension, in case where he has to order a business suspension to a telecommunications business operator who falls under subparagraphs of Article 15 (1) or under any of subparagraphs of Article 28 (1) and (2), or a suspension of relevant business is likely to cause substantial inconveniences to the users, etc. of relevant business or to harm other public interests. Provided that, if there is not such revenue or if it is difficult to calculate such revenue, the Minister of Information and Communication may impose a penalty surcharge in the amount equivalent to 1 billion won or less, as set forth by the Presidential Decree. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 6822, Dec. 26, 2002>

(2) Classifications of offenses subject to an imposition of penalty surcharge under paragraph (1), the amount of penalty surcharge according to a level of offenses, and other necessary matters shall be determined by the Presidential Decree.

(3) The provisions of Article 37-2 (3) and (4) shall apply mutatis mutandis to the collection of a penalty surcharge under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6230, Jan. 28, 2000>

(4) Deleted. <by Act No. 5385, Aug. 28, 1997>

Article 64-2 (Extension of Time Limit of Payment of Penalty Surcharge and Payment in Installments)

(1) Where a penalty surcharge to be paid by a telecommunications business operator under Articles 37-2 and 64 exceeds the amount as prescribed by the Presidential Decree, and where deemed that a person liable for a payment of penalty surcharge finds it difficult to pay it in a lump sum due to the reasons falling under any of the following subparagraphs, the Minister of Information and

Communication may either extend the time limit of payment, or have him pay it in installments. In this case, the Minister may, if deemed necessary, have him put up a security therefor:

1. Where he suffers a severe loss of property due to natural disasters or fire;

2. Where his business faces a serious crisis due to an aggravation of his business environments; and

3. Where it is expected that he will be in great financial difficulty if he pays the penalty surcharge in a lump sum.

(2) Matters necessary for an extension of the deadline for payment of a penalty surcharge, the payment in installments and the laying of a security shall be prescribed by the Presidential Decree.

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

Article 65 (Correction Orders, etc.)

(1) The Minister of Information and Communication shall issue correction orders in case where a telecommunications business operator falls under any of the following subparagraphs: <Amended by Act No. 4441, Dec. 14, 1991; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16, 2001>

1. Where he violates this Act, the Framework Act on Telecommunications, the Radio Waves Act, the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., the Framework Act on Informationalization Promotion, or the orders issued under these Acts;

2. Where the procedures for business performances of telecommunications business operator are deemed to inflict significant harms on the users’ interests; and

3. Where he fails to take swift measures necessary for removing obstructions such as repairs, etc. when impediments have occurred to the supply of telecommunications services.

(2) The Minister of Information and Communication may order a telecommunications business operator to conduct the matters of the following subparagraphs, when necessary for development of telecommunications: <Amended by Act No. 5220, Dec. 30, 1996>

1. Integrated operation and management of telecommunications facilities, etc.;

2. Expansion of communications facilities for the enhancement of social welfare;

3. Construction and management of communications networks for important communications to achieve efficient performance of State’s functions; and

4. Other matters as prescribed by the Presidential Decree.

(3) The Minister of Information and Communication may order the persons falling under any of the following subparagraphs to take measures, such as the suspension of acts to provide telecommunications service or the removal of telecommunications facilities, etc.: <Newly Inserted by Act No. 6346, Jan. 8, 2001>

1. Persons who operate a key communications business without obtaining a permit under Article 5 (1);

2. Persons who operate a specific communications business without making a registration under Article 19 (1); and

3. Persons who operate a value-added communications business without making a report under Article 21 (1).

Articles 66 and 67

Deleted. <by Act No. 5220, Dec. 30, 1996>

Article 68 (Delegation and Entrustment of Authority)

(1) The authority of the Minister of Information and Communication under this Act may be delegated in part to the Commissioner of Communications Office, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996>

(2) The Minister of Information and Communication may entrust a part of affairs related to reports under Article 21 (1) to a telecommunications business operator or to the Korea Information Communication Promotion Association under the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 4439, Dec. 14, 1991; Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16, 2001>

CHAPTER VII PENAL PROVISIONS

Article 69 (Penal Provisions)

Any person falling under any of the following subparagraphs shall be punished by imprisonment for not more than five years or by a fine not exceeding two hundred million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

1. A person who runs a key communications business without obtaining a license under Article 5 (1);

2. A person who obstructs the flow of telecommunications by impeding a function of telecommunications facilities by means of damaging telecommunications facilities, or having the objects contacted thereon and other methods, in violation of Article 50 (1);

3. A person who divulges other’s secrets with respect to communications which have been known to him while in office, in violation of Article 54 (2); and

4. A person who supplies communication data, and person who receives such supply, in violation of Article 54 (3).

Article 70 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding one hundred fifty million won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002>

1. A person who refuses a provision of telecommunications service without any justifiable reasons, in violation of Article 3 (1);

2. A person who is ordered the business suspension under Article 15 (1);

3. A person who operates a specific communications business without making a registration under Article 19 (1);

4. A person who commits the prohibited acts falling under any of subparagraphs 1 through 4 of Article 36-3 (1);

5. A person who fails to implement an order under Article 37 (2);

6. A person who obstructs the measurement of line tracks, etc. and the installation and preservation activities of telecommunications facilities under Article 40 (1); and

7. A person who encroaches upon or divulges a secret of communications handled by telecommunications business operator, in violation of Article 54 (1).

Article 71 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than two years or by a fine not exceeding one hundred million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6822, Dec. 26, 2002>

1. A person who fails to obtain a modified license or to make a report thereon under Article 10;

2. A person who fails to obtain approval under Articles 11 (1) and 34-4 (4);

3. A person who fails to obtain an authorization under Article 13 (1) or approval under Article 13 (2) or 14 (1);

4. A person who runs the value-added communications business without making a report under Article 21;

5. A person who is ordered the business suspension under Article 28 (1);

6. A person who is ordered the business closedown under Article 28 (2);

7. A person who discloses, uses or provides the information, in violation of the text of Article 34-5 (1) or paragraph (2) of the same Article;

8. A person who fails to implement orders under Article 53 (2) or 55; and

9. A person who fails to obtain approval, approval for alteration, or approval for abolition, under Article 59 (2).

Article 72 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding fifty million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002 >

1. A person who fails to execute the order given under Articles 6-3 (5) or 7 (2) (including the case where the provisions are applied mutatis mutandis under Article 4 (4) of the Addenda of Telecommunications Business Act Amended by Act No. 5385)); <Amended by Act No. 7165, Feb 9, 2004>

2. Deleted; <by Act No. 5986, May 24, 1999>

3. A person who fails to make a modified registration or a modified report under Article 22;

4. A person who fails to make a report under Article 25;

5. A person who violates the order of suspension of business under Article 28 (2);

6. A person who provides telecommunications service without making a report or receiving an authorization under Article 29 (1); and

7. A person who intermediates other person’s communication or furnishes them for use by other person, by making use of telecommunications services rendered by the telecommunications business operator, in contravention of the provisions of the text of Article 32-2.

Article 73 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by a fine not exceeding fifty million won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 6822, Dec. 26, 2002>

1. A person who commits any of the prohibited acts set forth in Article 36- 4(1), (2) or (4) through (6);

2. A person who refuses or impedes a temporary use of private telecommunications facilities or lands under Article 40 (1), without justifiable reasons;

3. A person who refuses or impedes an entry to the land, etc. under Article 41 (1), without justifiable reasons;

4. A person who refuses the moving, alteration, repair and other measures on the obstacles, etc. under Article 42 (1), or the request for removal of the plants under Article 42 (2), without justifiable reasons;

5. A person who refuses a use of transport devices or a request for provision of facilities, etc. under Article 43 (1), without justifiable reasons;

5. Deleted; <by Act No. 5986, May 24, 1999>

6. Deleted; and <by Act No. 5564, Sep. 17, 1998>

7. Deleted. <by Act No. 5986, May 24, 1999>

Article 74

Deleted. <Act No. 6230, Jan. 28, 2000>

Article 75 (Penal Provisions)

A person who stains the telecommunications facilities or damages the measurement marks of the telecommunications facilities, in violation of Article 50 (2) shall be punished by a fine not exceeding one million won. [This Article Wholly Amended by Act No. 5220, Dec. 30, 1996]

Article 76 (Attempted Criminal)

An attempted criminal under subparagraphs 2 and 3 of Article 69 and subparagraph 7 of Article 70 shall be punished. <Amended by Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002>

Article 77 (Joint Penal Provisions)

When a representative of a juristic person or an agent, an employee or any other employed person of the juristic person or individual commits violation under Articles 69 through 73 in connection with the business of such juristic person or individual, then a fine under the related Article shall be imposed on the juristic person or individual, in addition to the punishment of the violator. <Amended by Act No. 6230, Jan. 28, 2000>

Article 78 (Fine for Negligence)

(1) A person who falls under any of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004>

1. A person who fails to make a report as referred to in Article 6-3 (2) or to comply with a request for providing the data or an order to attend as referred to in Article 6-4 (3) or (4);

2. A person who fails to make a report under Article 27;

3. A person who fails to implement an order for modification in the standardized use contract under Article 30;

4. A person who violates the obligation concerning the protection of users under Article 33 (2);

5. A person who fails to make a public announcement of the technical standards, and the standards for use and provision, or the standards for a creation of fair competitive environments, in violation of Article 34-4 (4);

6. A person who fails to observe the publicly announced matters, in violation of Article 36 (3);

7. A person who fails to adjust the accounting, to submit a business report, or to keep the books or evidential data, in violation of Article 36-2 (1);

8. A person who fails to implement an order for the submission of related data under Article 36-2 (4);

9. A person who refuses, avoids or hampers an order for submission, or an investigation, of the data or articles under Article 36-5 (2);

10. A person who fails to execute orders given to furnish related data under the provisions of Article 38-2 (3);

11. A person who fails to keep related data or makes false entries in such data, in contravention of the provisions of Article 54 (5);

12. A person who fails to notify the head of central administrative agency, in contravention of the provisions of Article 54 (7);

13. Deleted; <by Act No. 6822, Dec. 26, 2002>

14. A person who fails to make reports or submit the data under Article 62, or falsely do such acts; and

15. A person who fails to follow correction orders, etc., under Article 65.

(2) The fine for negligence under paragraph (1) shall be imposed and collected by the Minister of Information and Communication, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996>

(3) A person who is dissatisfied with the imposition of the fine for negligence under paragraph (2) may make an objection to the Minister of Information and Communication within thirty days from the notification date of such imposition. <Amended by Act No. 5220, Dec. 30, 1996>

(4) When a person subjected to the imposition of the fine for negligence under paragraph (2) makes an objection under paragraph (3), the Minister of Information and Communication shall notify a competent court of the fact without delay, and the court so notified shall bring the case of fine for negligence to trial under the Non-Contentious Case Litigation Procedure Act. <Amended by Act No. 5220, Dec. 30, 1996>

(5) When neither the objection against nor the payment of the fine for negligence is made within the specified period under paragraph (3), it shall be collected in accordance with examples of disposition for the national taxes in arrears.

ADDENDA

Article 1 (Enforcement Date)

This Act shall enter into force four months after the date of its promulgation.

Article 2 (Transitional Measures concerning Public Communications Business Operator, etc.)

(1) At the time when this Act enters into force, the Korea Telecommunications Corporation under the Korea Telecommunication Corporation Act (hereinafter referred to as the “Corporation”) shall be deemed to have been designated as the one capable of running a general communications business under Article 5 (1).

(2) Among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, at the time when this Act enters into force, the one running a general communications business under Article 4 (3) 1 shall be deemed to have been designated as a general communications business operator under Article 5, and the one running specific communications business under Article 4 (3) 2 shall be deemed to have the license of specific communications business operator under Article 16 (1).

(3) At the time when this Act enters into force, the person providing the information communications services on travel information with the leased telecommunications line facilities from among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, and the person who has made a registration of a business providing the information communications service to the Minister of Information and Communication under former Article 73-2 (1), shall be deemed to have registered the value-added communications business under Article 21 (1).

(4) The person falling under paragraphs (1) through (3) shall report the matters as prescribed by the Ordinance of the Ministry of Information and Communication, such as classifications, contents etc., of telecommunications service provided by him, to the Minister of Information and Communication within one month after enforcement of this Act.

Article 3 (Transitional Measures concerning Entrusted Business)

At the time when this Act enters into force, the business entrusted to others under former Article 5 by a public telecommunications business operator with approval from the Minister of Information and Communication shall be deemed to be entrusted by a general communications business operator or a specific communications business operator with approval from the Minister of Information and Communication, under Article 12 (including the case applied mutatis mutandis under Article 20).

Article 4 (Transitional Measures concerning Authorization of Standard Form of Contract for Users, etc.)

At the time when this Act enters into force, the standard form of contract for users authorized under the former Article 9 (2), shall be considered as the standard form of contract for users authorized by the Minister of Information and Communication under Article 29 (1) until three months after the enforcement of this Act.

Article 5 (Transitional Measures concerning Disposition, etc.)

Where the approval, license, disposition, orders and applications, etc. have been executed under the former provisions at the time when this Act enters into force, except for the cases under Articles 2 and 3 of the Addenda, and where there exist the provisions which correspond thereto in this Act, such shall be deemed to have been executed under this Act.

Article 6 (Special Case on Ownership Limitation of Stocks, etc.)

(1) Notwithstanding the provisions of Article 6 (1) 4, the Corporation may, within the limit of par value of stocks issued by other general communications business operator which have been owned by the Corporation at the time when this Act enters into force, possess the relevant stocks up to two years after the enforcement of this Act. In this case, the Corporation shall submit the plans for disposal of the relevant stocks such as a donation to the State, to the Minister of Information and Communication within six months after enforcement of this Act, and take measures so as to have them in conformity with Article 6 (1) 4 according to the said plans.

(2) Notwithstanding the provisions of Article 6 (1) 6, the facilities manufacturer may possess the stocks issued by other general communications business operator within the limit of par value of stocks which have been owned by him at the time when this Act enters into force: Provided, That additional investments shall not be made until the ownership ratio of stocks with voting rights comes to fall short of the ownership limitation ratio under Article 6 (1) 6.

(3) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may, up to two years after enforcement of this Act, possess in excess of 10/100 of the stocks with voting rights, issued by a specific communications business operator who mainly provides telecommunications service based upon a wireless mode with technical limits: Provided, That when two years have passed after an enforcement of this Act, it shall not possess them in excess of 1/3.

(4) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may possess in excess of 10/100 of the stocks with voting rights issued by a specific communications business operator whose main business areas are harbor districts.

Article 7

Deleted. <by Act No. 4903, Jan. 5, 1995>

Article 8 (Amendment of Other Acts, etc.)

(1) through (8) Omitted.

(9) At the time when this Act enters into force, where other Acts cite former provisions of the Public Telecommunication Service Act, and where there exist provisions corresponding thereto in this Act, it shall be considered to have cited the corresponding provisions in this Act in lieu of the former provisions.

ADDENDA <Act No. 4439, Dec. 14, 1991>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 4

Omitted.

ADDENDA <Act No. 4441, Dec. 14, 1991>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 1992.

Articles 2 and 3

Omitted.

ADDENDA <Act No. 4861, Jan. 5, 1995>

Article 1 (Enforcement Date)

This Act shall enter into force four months after the date of its promulgation.

Articles 2 through 5

Omitted.

ADDENDA <Act No. 4903, Jan. 5, 1995>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation.

Article 2 (Transitional Measures concerning License for Key Communications Business Operator, etc.)

(1) At the time when this Act enters into force, a general communications business operator and a specific communications business operator under the former provisions shall be deemed to have been licensed for a key communications business operator under the amended provisions of Article 5.

(2) At the time when this Act enters into force, the value-added communications business operator under the former provisions shall be deemed to have made the report of a value-added communications business operator under the amended provisions of Article 21.

Article 3 (Special Case on Ownership Limitation of Stocks, etc.)

(1) At the time when this Act enters into force, the stocks issued by other key communications business operator which have been possessed by the Corporation under the Korea Telecommunication Corporation Act, shall be deemed to have been approved under the amended provision of proviso of subparagraph 4 of Article 6.

(2) The amended provisions of subparagraph 5 of Article 6 shall not be applied mutatis mutandis to the case where the Corporation possesses the stocks of Korea Port Telephone Company.

Article 4 (Transitional Measures concerning Application of Penal Provisions)

In the application of penal provisions to the activities prior to the enforcement of this Act, the former provisions shall govern.

Article 5 (Relations with Other Acts and Subordinate Statutes)

At the time when this Act enters into force, where a general communications business operator or a specific communications business operator is cited by other Acts and subordinate statutes, it shall be deemed to have cited a key communication business operator.

ADDENDA <Act No. 5220, Dec. 30, 1996>

(1) (Enforcement Date) This Act shall enter into force one month after the date of its promulgation.

(2) (Transitional Measures concerning Standard Form of Contract for Users) The standard form of contract for users which has been authorized or reported under the previous provisions at the time when this Act enters into force, shall be deemed to have been authorized or reported under the amended provisions of Article 29.

ADDENDA <Act No. 5385, Aug. 28, 1997>

Article 1 (Enforcement Date)

This Act shall enter into force on January 1, 1998.

Article 2 (Valid Term)

The amended provisions of subparagraph 6 (c) and (d) of Article 6 shall continue to be valid until December 31, 1998.

Article 3 (Special Cases concerning Application of Disqualifications for License of Key Communications Business)

(1) Notwithstanding the amended provisions of subparagraph 3 of Article 6, a juristic person in which those who fall under subparagraphs 3 (a) through (c) of Article 6 (hereinafter referred to as the “foreigners, etc.”) are major stockholders, shall not obtain a license for a key communications business until December 31, 1998.

(2) Deleted. <by Act No. 5986, May 24, 1999>

Article 4 (Special Cases concerning Acquisition of Stocks)

(1) The foreign government or foreigners (where two or more foreign governments or foreigners have agreed to exercise voting rights jointly including the foreign governments or foreigners who have made such an agreement) may not become the major stockholders of the corporation which has succeeded by a universe title of the property and the rights and obligations of the Korea Telecommunications Corporation under Article 3 (1) of the Addenda of the Repeal Act of the Act on the Korea Telecommunications Corporation (Law No. 5387); Provided, That the same shall not apply to the case where the stocks falling short of 5/100 are possessed. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No. 7165, Feb 9, 2004>

(2) Deleted. <by Act No. 6346, Jan. 8, 2001>

(3) Deleted.

(4) The provisions of Article 7 shall apply mutatis mutandis to a violation of paragraph (1).

Article 5 (Transitional Measures on Appointment of Part-time Directors)

A nationwide telephone service provider shall appoint a majority of directors as part-time members at a general meeting of stockholders convened for the first time after the entry into force of this Act.

Article 6 (Special Cases on Application of Disqualifications for Specific Communications Business Operators)

(1) No juristic person falling under any of the following subparagraphs shall, notwithstanding the amended provisions of Article 24, become a specific communications business operator who provides a telephone service by connecting to telecommunications networks:

1. Deleted; and <by Act No. 5564, Sep. 17, 1998>

2. Juristic person in which the stocks owned by the foreigners, etc. exceed 49/100 of the total issued stocks until December 31, 2000.

(2) The provisions of Article 7 shall apply mutatis mutandis to a violation of paragraph (1).

Article 7 (Special Cases on Transboundary Provision of Key Telecommunications Services)

A person who intends to provide a telephone service which connects to the telecommunications networks, from among the business falling under Article 4 (3) 1 by a transboundary provision of key telecommunications services, shall establish within the country a juristic person which operates a specific communications business not later than December 31, 2000, and provide the relevant services through the said juristic person.

Article 8

Omitted.

ADDENDUM <Act No. 5564, Sep. 17, 1998>

This Act shall enter into force on January 1, 1999: Provided, That the amended provisions of Article 5-2, subparagraphs 4 and 5 of Article 6, Articles 9 (3), 12, and 16, and the amended provisions of Articles 4 (1) and 6 (1) 1 of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5835, Feb. 8, 1999>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 1999. (Proviso Omitted.)

Articles 2 through 4

Omitted.

ADDENDA <Act No. 5986, May 24, 1999>

(1) (Enforcement Date) This Act shall enter into force on July 1, 1999.

(2) Omitted.

ADDENDA <Act No. 6230, Jan. 28, 2000>

(1) (Enforcement Date) This Act shall enter into force on April 1, 2000.

(2) (Application Example of Application Exclusion of Monopoly Regulation and Fair Trade Act) The amended provisions of Article 37-3 shall apply starting with any act first performed by the telecommunications business operator in accordance with each subparagraph of Article 36-3 (1) after the enforcement of this Act.

(3) (Transitional Measures concerning Penal Provisions) The application of the penal provisions to any act committed prior to the enforcement of this Act shall be governed by the previous provisions.

ADDENDA <Act No. 6346, Jan. 8, 2001>

(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amendments to Article 38-4 shall enter into force on the date of its promulgation, and the amendments to Article 54-2 two months after the date of its promulgation.

(2) Omitted.

ADDENDA <Act No. 6360, Jan. 16, 2001>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 2001.

Articles 2 through 6

Omitted.

ADDENDA <Act No. 6602, Jan. 14, 2002>

(1) (Enforcement Date) This Act shall enter into force on July 1, 2002.

(2) and (3) Omitted.

ADDENDA <Act No. 6656, Feb. 4, 2002>

Article 1 (Enforcement Date)

This Act shall enter into force on January 1, 2003.

Articles 2 through 12

Omitted.

ADDENDA <Act No. 6822, Dec. 26, 2002>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation: Provided, That the amendments to Articles 53, paragraph (1), the latter part of paragraph (3) and paragraph (4) of 53-2, and paragraph (3) and proviso of paragraph (7) of Article 54 and subparagraph 8 of Article 71 shall enter into force on the date of its promulgation, and the amendments to Article 36-3 (3) six months after the date of its promulgation.

Article 2 (Valid Term)

The amended provisions of subparagraph 5 of Article 36-3 (1) shall continue to be valid for three years after the enforcement date.

Article 3 (Transitional Measures on Disposition, etc.)

License, acceptance of report, corrective order for prohibited acts, imposition of penalty, etc. made by the Minister of Information and Communication under the prior provisions of Articles 34-6, 37 and 37-2 shall be deemed made by the Korea Communications Commission under the provisions equivalent thereto.

Article 4 (Transitional Measures on Penalty)

Notwithstanding the amendments to Article 64 (1), the penalty for the acts committed prior to the enforcement of this Act shall be subject to the prior provisions.

ADDENDA <Act No. 7165, Feb. 9, 2004>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation; Provided, That the amended provisions of Article 38-6 shall enter into force two years after the date of its promulgation.

Article 2 (Transitional Measures concerning Examination of Public Interest Nature)

The amended provisions of Article 6-3 shall not apply to what has been achieved prior to an enforcement of this Act.

Article 3 (Transitional Measures concerning Acquisition of Stocks by Joint-Stock Company)

The amended provisions of Article 4(1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act shall not apply to the largest stockholder who is a foreign government or a foreigner at the time of enforcement of this Act; Provided, That in case where a foreign government or a foreigner at the time of enforcement of this Act falls under the largest stockholder as referred to in Article 4(1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, the said foreign government or foreigner shall not be allowed to additionally acquire any stocks of the joint-stock company.

ADDENDA <Act No. 7445, March 31, 2005>

This Act shall enter into on the date of its promulgation.

ADDENDA

(1) (Enforcement Date) This Act shall enter into force on March 27, 2006.

(2) (Valid Term) The amended provisions of Article 36-4 shall continue to be valid from 2 years from the enforcement date of this Act.

(3) (Special Cases on Report of Subsidy Standard) Despite the amended provision of Article 36-4, Paragraph (2), the Subsidy Standard that was reported within 30 days after the enforcement date of this Act, may be enforced from the date of report.